UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

HEARTBEAM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
(Address of principal executive offices, including zip code)

(408) 899-4443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On February 18, 2022, HeartBeam, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company agreed to issue and sell (the “Private Placement”) to OpenSky Opportunities Fund Ltd. (the “Purchaser”) an aggregate of 58,000 units (the “Units”), with each Unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”) and one warrant (the “Warrants”) to purchase one share of Common Stock at a combined price of $6 per Unit. The Common Stock and the Warrants were immediately separable and issued separately but were purchased together in the Private Placement. The Units, the Common Stock and the Warrants issued pursuant to the Stock Purchase Agreement shall be referred to as the “Securities”.
The Warrants will have a per share exercise price of $6.00 and are exercisable immediately subject to a 180-Day lock up. The Warrants will expire five years from the date of issuance. The Stock Purchase Agreement contains customary representations and warranties of the parties.
The Company received $348,000 in net proceeds from the Private Placement. The Company paid no underwriting discounts or commissions. The Company intends to use the net proceeds from this offering for general working capital and other corporate purposes.
The sale of the Securities were not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Securities were issued and sold in a private placement pursuant to Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the 1933 Act. The Investor represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, and was acquiring the Securities for its own account and has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such Securities. The Securities were offered and sold without any general solicitation by the Company.

The foregoing summary of the Stock Purchase Agreement and Warrant are subject to and qualified in their entirety by the terms of Stock Purchase Agreement and Form of Warrant, copies of which are attached hereto as Exhibit 10.1 and are incorporated by reference herein.

Item 3.01. Unregistered Sale of Equity Securities
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Description
10.1	Stock Purchase Agreement, dated February 18, 2022 by and between HeartBeam, Inc. and the Purchaser with the Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: February 22, 2022	By:	/s/ Richard Brounstein
	Name:	Richard Brounstein
	Title:	Chief Financial Officer